KISH LEAKE & ASSOCIATES, P.C.
                        Certified Public Accountants



J.D. Kish, C.P.A., M.B.A.              7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                   Englewood, Colorado 80111
  --------------------                          Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                        Facsimile (303) 779-5724







            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2/A of our report dated September 9, 1997, relating to the financial statements of Wallstreet Racing Stables, Inc. for the fiscal year ended June 30, 1997 and the period July 18, 1995 (inception) to June 30, 1996.



/s/ Kish, Leake and Associates, P.C.
Kish, Leake and Associates, P.C.
Certified Public Accountants
October 30, 1997